University General Health System Acquires Jacinto Sleep and Imaging Center in Houston Suburb

Acquisition Expected to Contribute Over $5 Million in Annual Revenue and an Estimated $1.6 Million in Annual EBIDTA

HOUSTON, TX -- (Marketwire - November 30, 2012) - University General Health System, Inc. (OTCQB: UGHS), a diversified, integrated multi-specialty health care delivery system, today announced that it has acquired a sleep and imaging center from Jacinto Medical Group in Baytown, Texas. The acquisition is expected to contribute greater than $5 million in annual revenue and an estimated $1.6 million in adjusted EBITDA (a non-GAAP measurement) annually to operating results as a hospital outpatient department of the Company's flagship hospital in Houston. This acquisition complements the ambulatory surgical services currently provided by the Company in Baytown. Terms of the transaction were not disclosed.

"This acquisition expands the services that we are able to provide within the Baytown community, and we believe it will be very accretive to our strategic plan to develop our integrated health care delivery system," stated Hassan Chahadeh, M.D., Chairman and Chief Executive Officer of University General Health System, Inc. "We are delighted to continue building upon our constructive relationship with Jacinto Medical Group and look forward to additional growth in this part of the Houston metropolitan area."

Jacinto Medical Group is a multi-specialty healthcare provider that is staffed by fifteen physicians and seven mid-level providers. The group was founded over sixteen years ago, and the physicians have been working together to serve the Baytown community for over twenty years. "Our association with University General has been outstanding, and we expect to continue providing a quality of patient care that is consistent with the high standards set by the hospital," stated Siraj Jiwani, Chief Executive Officer of Jacinto Medical Group.

About University General Health System, Inc.

University General Health System, Inc. ("University General") is a diversified, integrated multi-specialty health care provider that delivers concierge physician and patient-oriented services by providing timely, innovative health solutions that are uniquely competitive, efficient, and adaptive in today's health care delivery environment. The Company currently operates one hospital, two ambulatory surgical centers, a number of diagnostic imaging and physical therapy clinics, two sleep clinics, and a hyperbaric wound care center in the Houston area. Also, University General owns three senior living facilities, manages six senior living facilities, and owns a Support Services company that provides revenue cycle and luxury facilities management services.

The Company is headquartered in Houston, Texas, and its common stock trades on the OTCQB under the symbol "UGHS".

Use of Non-GAAP Financial Measures

Adjusted EBITDA
Adjusted EBITDA is a measure of operating performance that is not calculated in accordance with U.S. generally accepted accounting principles ("GAAP"). Adjusted EBITDA should not be considered in isolation or as a substitute for net income (loss), income from operations or cash flows provided by or used in operations, as determined in accordance with GAAP. Adjusted EBITDA is a key measure of the Company's operating performance used by management to focus on operating performance and management without mixing in items of income and expense that relate to the financing and capitalization of the business. The Company defines Adjusted EBITDA as net income (loss) before provision (benefit) for income taxes, non-operating (income) expense items, (gain) loss on sale of assets, depreciation and amortization (including non-cash impairment charges), amortization of deferred gain, and non-cash stock-based compensation expense.

The Company believes Adjusted EBITDA is useful to investors in evaluating our performance, results of operations and financial position for the following reasons:

  It is helpful in identifying trends in day-to-day performance because the items excluded have little or no significance to day-to-day operations;
  It provides an assessment of controllable expenses and affords management the ability to make decisions that are expected to facilitate meeting current financial goals and achieve optimal financial performance; and
  It is an indication of whether adjustments to current spending decisions are necessary.

Forward Looking Statements

The information in this news release includes certain forward-looking statements that are based upon assumptions that in the future may prove not to have been accurate and are subject to significant risks and uncertainties, including statements related to the future financial performance of the Company. Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, it can give no assurance that such expectations or any of its forward-looking statements will prove to be correct. Factors that could cause results to differ include, but are not limited to, successful execution of growth strategies, product development and acceptance, the impact of competitive services and pricing, general economic conditions, and other risks and uncertainties described in the Company's periodic filings with the Securities and Exchange Commission.

For additional information, please contact:

Donald Sapaugh
President
University General Health System, Inc.
(713) 375-7557
dsapaugh@ughs.net

R. Jerry Falkner, CFA
RJ Falkner & Company, Inc.
(800) 377-9893
info@rjfalkner.com

Craig Allison
Investor Relations
(914) 630-7429
callison@ughs.net